                                                                    EXHIBIT 10.3

                          AGREEMENT AND PLAN OF MERGER

                                      AND

                        INTEREST CONTRIBUTION AGREEMENT

                           DATED AS OF JUNE 15, 1999

                                  BY AND AMONG

                           STARWOOD FINANCIAL TRUST,

                              SA MERGER SUB, INC.,

                             STW HOLDINGS I, INC.,

                         THE STOCKHOLDERS NAMED HEREIN,

                          STARWOOD CAPITAL GROUP, LLC

                      AND, TO THE EXTENT DESCRIBED HEREIN,

                      TRINET CORPORATE REALTY TRUST, INC.
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                               TABLE OF CONTENTS

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ARTICLE I        THE ADVISOR MERGER AND THE CONTRIBUTION TRANSACTIONS..................           2

   Section 1.1.      The Advisor Merger................................................           2

   Section 1.2.      The Contribution Transactions.....................................           2

   Section 1.3.      Closing...........................................................           3

   Section 1.4.      Effective Time....................................................           3

   Section 1.5.      Charter and Bylaws................................................           3

   Section 1.6.      Directors.........................................................           3

   Section 1.7.      Officers..........................................................           3

   Section 1.8.      Election Not to Proceed With Incorporation Merger.................           3

ARTICLE II       EFFECTS OF THE ADVISOR MERGER; EXCHANGE OF CERTIFICATES...............           4

   Section 2.1.      Effect on Stock...................................................           4

            (a)      Stock Owned by Advisor............................................           4

            (b)      Conversion of Advisor Stock Into New Starwood Common Stock........           4

            (c)      Shares of New Starwood Sub Stock..................................           4

   Section 2.2.      Exchange of Certificates..........................................           4

            (a)      Exchange Agent....................................................           4

            (b)      Starwood to Provide Merger Consideration..........................           4

            (c)      Exchange Procedure................................................           5

            (d)      Distributions with Respect to Unexchanged Shares..................           5

            (e)      No Further Ownership Rights in Advisor Common Stock...............           5

            (f)      Unclaimed Merger Consideration....................................           6

            (g)      No Fractional Shares..............................................           6

            (h)      Withholding.......................................................           6

            (i)      No Dissenters' Rights.............................................           6

ARTICLE III      REPRESENTATIONS AND WARRANTIES........................................           7

   Section 3.1.      Representations and Warranties of Advisor.........................           7

            (a)      Organization, Standing and Corporate Power of the Advisor.........           7

            (b)      Advisor Subsidiaries; Interests in Other Persons..................           7

            (c)      Capital Structure.................................................           8

            (d)      Authority; Noncontravention; Consents.............................           8

            (e)      Operations of Advisor and the Advisor Subsidiaries................           9

            (f)      Litigation........................................................           9

            (g)      Taxes.............................................................           9

            (h)      Absence of Changes in Benefit Plans; ERISA Compliance.............          10

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
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            (i)      No Loans or Payments to Employees, Officers or Directors..........          11

            (j)      Brokers; Schedule of Fees and Expenses............................          11

            (k)      Compliance with Laws..............................................          11

            (l)      Contracts; Debt Instruments, Liabilities..........................          11

            (m)      Title to Assets...................................................          11

            (n)      Books and Records.................................................          12

            (o)      State Takeover Statutes...........................................          12

            (p)      Investment Company Act of 1940....................................          12

            (q)      Proxy Statement and Registration Statement........................          12

            (r)      Vote Required.....................................................          12

            (s)      Year 2000 Issues..................................................          12

   Section 3.2.      Representations and Warranties of Starwood and New Starwood Sub...          13

            (a)      Organization, Standing and Corporate Power of Starwood............          13

            (b)      Authority; Noncontravention; Consents.............................          13

            (c)      Opinion of Financial Advisor......................................          14

   Section 3.3.      Representations and Warranties of SCG.............................          14

            (a)      Organization, Standing and Power of SCG...........................          14

            (b)      Authority; Noncontravention; Consents.............................          14

            (c)      Title to Interests................................................          15

            (d)      Accredited Investor...............................................          15

            (e)      Investment........................................................          15

ARTICLE IV       COVENANTS.............................................................          15

   Section 4.1.      Conduct of Business by Advisor....................................          15

   Section 4.2.      Other Actions.....................................................          17

ARTICLE V        ADDITIONAL COVENANTS..................................................          17

   Section 5.1.      Preparation of the Registration Statement and the Proxy Statement;
                       Shareholders' Meetings; Consents................................          17

   Section 5.2.      Commercially Reasonable Efforts; Notification.....................          18

   Section 5.3.      Affiliates........................................................          18

   Section 5.4.      AMEX De-Listing; NYSE Listing.....................................          19

   Section 5.5.      Indemnification of Directors and Officers; Directors' and
                       Officers' Insurance.............................................          19

   Section 5.6.      Indemnification Against Loss Due to Inaccuracies in
                       Representations and Warranties; Tax Indemnity...................          20

   Section 5.7.      Limit on Claims Regarding Representations and Warranties..........          21

ARTICLE VI       CONDITIONS PRECEDENT..................................................          22

   Section 6.1.      Conditions to Each Party's Obligation to Effect the Merger and the
                       Contribution Transactions.......................................          22

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
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            (a)      Shareholder Approvals.............................................          22

            (b)      Listing of Shares.................................................          22

            (c)      Registration Statement............................................          22

            (d)      No Injunctions or Restraints......................................          23

            (e)      Incorporation Merger and Merger...................................          23

   Section 6.2.      Conditions to Obligations of Starwood.............................          23

            (a)      Representations and Warranties....................................          23

            (b)      Performance of Obligations of Advisor.............................          23

            (c)      Material Adverse Effect...........................................          23

            (d)      Assignment of SFA II and SFA Interest.............................          23

   Section 6.3.      Conditions to Obligation of Advisor and SCG.......................          23

            (a)      Representations and Warranties....................................          23

            (b)      Performance of Obligations of Starwood............................          24

            (c)      Material Adverse Effect...........................................          24

            (d)      Consents..........................................................          24

ARTICLE VII      TERMINATION, AMENDMENT AND WAIVER.....................................          24

   Section 7.1.      Termination.......................................................          24

   Section 7.2.      Expenses..........................................................          25

   Section 7.3.      Effect of Termination.............................................          25

   Section 7.4.      Amendment.........................................................          25

   Section 7.5.      Extension; Waiver.................................................          25

ARTICLE VIII     GENERAL PROVISIONS....................................................          25

   Section 8.1.      Survival..........................................................          25

   Section 8.2.      Notices...........................................................          25

   Section 8.3.      Interpretation....................................................          27

   Section 8.4.      Counterparts......................................................          27

   Section 8.5.      Entire Agreement; No Third-Party Beneficiaries....................          27

   Section 8.6.      GOVERNING LAW.....................................................          27

   Section 8.7.      Assignment........................................................          28

   Section 8.8.      Enforcement.......................................................          28

   Section 8.9.      Exhibits; Disclosure Letters......................................          28

ARTICLE IX       CERTAIN DEFINITIONS...................................................          28

   Section 9.1.      Certain Definitions...............................................          28

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                             INDEX OF DEFINED TERMS

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
1940 Act..............................................................................          12
Advisor...............................................................................           1
Advisor Benefit Plan..................................................................          10
Advisor Common Stock..................................................................           1
Advisor Disclosure Letter.............................................................           7
Advisor ERISA Affiliate...............................................................          10
Advisor Information Technology........................................................          13
Advisor Material Adverse Effect.......................................................           7
Advisor Merger........................................................................           1
Advisor Proposal......................................................................           2
Advisor Shareholder Approvals.........................................................          12
Advisor Subsidiary....................................................................          28
affiliate.............................................................................          28
Agreement.............................................................................           1
AMEX..................................................................................          19
Board.................................................................................           3
Certificate...........................................................................           4
Closing...............................................................................           3
Closing Date..........................................................................           3
Code..................................................................................           1
Contribution Consideration............................................................           2
Contribution Transactions.............................................................           1
DGCL..................................................................................           2
Effective Time........................................................................           3
Employee Plan.........................................................................          28
ERISA.................................................................................          10
Exchange Agent........................................................................           4
Exchange Ratio........................................................................           4
Fair Market Value.....................................................................          21
Fairness Opinion......................................................................           2
Governmental Entity...................................................................           9
Incorporation Merger..................................................................           1
Incorporation Merger Agreement........................................................           1
Indemnified Liabilities...............................................................          19
Indemnified Parties...................................................................          19
Indemnifying Parties..................................................................          19
Knowledge.............................................................................          28
Laws..................................................................................           9
Liens.................................................................................           8
Losses................................................................................          20
Maximum Amount........................................................................          21
Merger................................................................................           2
Merger Agreement......................................................................           2
Merger Consideration..................................................................           4
New Starwood..........................................................................           1
New Starwood Common Stock.............................................................           1
New Starwood Sub......................................................................           1

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
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
NYSE..................................................................................          19
Person................................................................................          28
Proxy Statement.......................................................................          17
Qualifying Income.....................................................................          22
Registration Statement................................................................          17
REIT..................................................................................           1
REIT Requirements.....................................................................          22
SCG...................................................................................           1
SCG Material Adverse Effect...........................................................          15
SFA II................................................................................           1
SFA II Interest.......................................................................           2
SFA Interest..........................................................................           2
Special Committee.....................................................................           2
Starwood..............................................................................           1
Starwood Class A Common Shares........................................................           3
Starwood Class B Common Shares........................................................           1
Starwood Disclosure Letter............................................................          13
Starwood Indemnification Tax Opinion..................................................          22
Starwood Material Adverse Effect......................................................          13
Starwood Shareholders Meeting.........................................................          17
Starwood Sub..........................................................................           2
Starwood Subsidiary...................................................................          29
Stockholders..........................................................................           1
Sub-Advisory Agreements...............................................................          29
Subsidiary............................................................................          29
Surviving Corporation.................................................................           1
Takeover Statute......................................................................          18
Tax Damages...........................................................................          21
Tax Return............................................................................          10
Taxes or Tax..........................................................................          10
Taxing Authority......................................................................           9
TriNet................................................................................           1
Year 2000 Ready.......................................................................          13

                        INDEX OF EXHIBITS AND SCHEDULES

Exhibit A    Form of Incorporation Merger Agreement
Exhibit B    Form of Merger Agreement
Exhibit C    Form of Articles of Incorporation of Surviving Corporation
Exhibit D    Form of Bylaws of Surviving Corporation
Exhibit E    Form of Affiliate Letter

Schedule A   Directors of Surviving Corporation
Schedule B   Officers of Surviving Corporation

                                   AGREEMENT

    AGREEMENT AND PLAN OF MERGER AND INTEREST CONTRIBUTION AGREEMENT ("AGREEMENT"), dated as of June 15, 1999, by and among STARWOOD FINANCIAL TRUST, a Maryland real estate investment trust ("STARWOOD"), SA MERGER SUB, INC., a Delaware corporation ("NEW STARWOOD SUB"), STW HOLDINGS I, INC., a Delaware corporation ("ADVISOR"), STARWOOD CAPITAL GROUP, LLC, a Connecticut limited liability company ("SCG"), each of the individual stockholders named on the signature pages of this Agreement (the "STOCKHOLDERS") and, to the extent described on the signature page hereto, TRINET CORPORATE REALTY TRUST, INC., a Maryland corporation ("TRINET").

                                    RECITALS

    A. The Boards of Trustees and Directors, as the case may be, of Starwood, New Starwood Sub and Advisor each have declared that it is advisable and in the best interest of their respective companies and shareholders that upon the terms and subject to the conditions set forth in this Agreement, New Starwood Sub will merge with and into Advisor, with Advisor being the surviving corporation (the "SURVIVING CORPORATION"), in a merger (the "ADVISOR MERGER") in which each issued and outstanding share of common stock, no par value per share of Advisor (the "ADVISOR COMMON STOCK"), will be converted into the Merger Consideration (as defined below).

    B. The parties hereto anticipate that the Advisor Merger will further certain of their business objectives including, without limitation, allowing Starwood to become an entirely self-administered and self-managed real estate investment trust.

    C. Concurrently with the consummation of the Advisor Merger, SCG will contribute its 0.1% managing member interest in each of Starwood Financial Advisors II, L.L.C., a Delaware limited liability company ("SFA II") and Starwood Financial Advisors, L.L.C., a Connecticut limited liability company ("SFA"), to Starwood in exchange for the Contribution Consideration (as defined below) (collectively, the "CONTRIBUTION TRANSACTIONS"). As a result of the Advisor Merger and the Contribution Transactions, Starwood will, directly and through its Subsidiaries, own 100% of the interests in SFA II and SFA.

    D. Prior to the consummation of the Advisor Merger and the Contribution Transactions, Starwood intends to merge with and into Starwood Financial, Inc., a newly formed Maryland corporation ("NEW STARWOOD"), for the purpose of changing Starwood's form from a Maryland real estate investment trust to a Maryland corporation (the "INCORPORATION MERGER") all in accordance with the terms of the Agreement and Plan of Merger, dated the date hereof, between New Starwood and Starwood, a copy of which is attached as Exhibit A hereto (the "INCORPORATION MERGER AGREEMENT"). As part of the Incorporation Merger, the Class B shares of beneficial interest, par value $.01 per share, of Starwood ("STARWOOD CLASS B COMMON SHARES") will be converted into shares of common stock, par value $.001 per share, of New Starwood ("NEW STARWOOD COMMON STOCK") on the basis of 49 Starwood Class B Common Shares for one share of New Starwood Common Stock. Upon consummation of the Incorporation Merger, New Starwood will succeed to all of Starwood's rights, obligations and liabilities under this Agreement.

    E. The parties intend that for federal income tax purposes the Advisor Merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that, following the Advisor Merger, New Starwood will continue to be subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code.

    F. The Special Committee (the "SPECIAL COMMITTEE") of the independent members of the Board of Trustees of Starwood has received a fairness opinion (the "FAIRNESS OPINION") from Houlihan Lokey Howard & Zukin ("HOULIHAN") that the consideration to be paid to those shareholders of Starwood who hold ownership interests in the Advisor is fair from a financial point of view to the shareholders of Starwood who do not hold any ownership interests in the Advisor.

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    G.  The Special Committee has recommended the Advisor Merger and the
Contribution Transactions to the Board of Trustees of Starwood and the Board of Trustees of Starwood has approved the proposal to approve the Advisor Merger and the Contribution Transactions (the "ADVISOR PROPOSAL") and the related transactions and has resolved to recommend that the shareholders of Starwood approve the Advisor Proposal.

    H. The Board of Directors of Advisor has approved the Advisor Proposal and the related transactions and has resolved to recommend that the shareholders of Advisor approve the Advisor Proposal.

    I. Concurrently with the consummation of the Advisor Merger and the Contribution Transactions, TriNet will merge with and into Starwood Sub, Inc., a newly-formed Maryland corporation ("STARWOOD SUB"), (the "MERGER"), all in accordance with the terms of the Agreement and Plan of Merger, dated the date hereof, by and among Starwood, Starwood Sub and TriNet, a copy of which is attached as Exhibit B hereto (the "MERGER AGREEMENT"). Upon consummation of the Merger, TriNet, as the surviving corporation, will be a wholly owned subsidiary of New Starwood.

    In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I
              THE ADVISOR MERGER AND THE CONTRIBUTION TRANSACTIONS

    Section 1.1.  THE ADVISOR MERGER.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), New Starwood Sub shall be merged with and into Advisor in accordance with the Delaware General Corporation Law (the "DGCL"), whereupon the separate corporate existence of New Starwood Sub shall cease and Advisor shall continue as the Surviving Corporation.

    (b) The Advisor Merger shall have the effects set forth in the DGCL. Accordingly, from and after the Effective Time (as defined below), the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of New Starwood Sub and Advisor.

    Section 1.2.  THE CONTRIBUTION TRANSACTIONS.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, concurrently with the Effective Time, SCG shall contribute its 0.1% managing member interest in SFA II (the "SFA II INTEREST") and its 0.1% managing member interest in SFA (the "SFA INTEREST") to Starwood, in each case free and clear of all Liens, in exchange for an aggregate of 8,000 shares of New Starwood Common Stock (the "CONTRIBUTION CONSIDERATION").

    Section 1.3. CLOSING. The closing of the Advisor Merger (the "Closing") will take place at 10:00 a.m. New York City time on the fifth business day after satisfaction or waiver of the conditions set forth in Article VI (the "CLOSING DATE"), at the offices of Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, unless another date or place is agreed to in writing by the parties.

    Section 1.4.  EFFECTIVE TIME.

        (i) On the Closing Date, the parties shall execute and file a Certificate of Merger or other appropriate documents in accordance with the DGCL, and shall make all other filings or recordings required with respect to the Advisor Merger under the DGCL. The Advisor Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time or times as may be agreed by Starwood, New Starwood Sub and Advisor and specified in the Certificate of Merger described in this Section 1.3 (the time the Advisor Merger becomes effective being the "EFFECTIVE TIME"), it being understood that the parties shall cause the Effective Time to occur as soon as practicable on or after the Closing Date.

        (ii) On the Closing Date, SCG shall deliver to New Starwood customary written instruments of transfer to effect the contribution of the SFA Interest and the SFA II Interest to New Starwood and in exchange therefor, New Starwood shall deliver to SCG certificates representing shares of fully paid and non-assessable New Starwood Common Stock in an amount equal to the aggregate Contribution Consideration, in such denominations and in such names as SCG shall have advised Starwood in writing prior to the Closing Date.

    Section 1.5. CHARTER AND BYLAWS. Upon the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended and restated in their entirety to be as set forth in Exhibits C and D hereto, until further amended in accordance with applicable Delaware law.

    Section 1.6. DIRECTORS. Immediately following the Effective Time, the Board of Directors of the Surviving Corporation (the "BOARD") shall consist of the persons named on Schedule A hereto.

    Section 1.7. OFFICERS. The executive officers of the Surviving Corporation immediately following the Effective Time shall include the persons named on Schedule B hereto, each of whom shall hold the position indicated on Schedule B hereto.

    Section 1.8.  ELECTION NOT TO PROCEED WITH INCORPORATION
MERGER. Notwithstanding anything in this Agreement to the contrary, if after the date of this Agreement Starwood reasonably determines that the consummation of the Incorporation Merger would have an adverse impact on Starwood, Starwood may elect not to proceed with the Incorporation Merger and Starwood shall provide written notice to Advisor of any such determination. In such event, (i) all references in this Agreement to "NEW STARWOOD" shall be deemed to refer to and become references to Starwood and all references to shares of common stock of New Starwood shall be deemed to refer to and become references to common shares of beneficial interest of Starwood in each case MUTATIS MUTANDIS and (ii) Starwood shall submit to its shareholders a proposal to amend its declaration of trust and bylaws in the manner provided by Maryland law substantially to conform such declaration of trust and bylaws, to the extent permitted by Maryland law governing Maryland real estate investment trusts, to the forms of charter and bylaws of New Starwood, respectively, set forth as Exhibits J and K to the Merger Agreement, including without limitation, to eliminate the Starwood Class B Common Shares and cause the conversion of all Starwood Class B Common Shares into Class A Common Shares of beneficial interest of Starwood, $1.00 par value per share, ("STARWOOD CLASS A COMMON SHARES") on the basis of 49 Starwood Class B Common Shares for one Starwood Class A Common Share. Starwood and Advisor agree to cooperate and work together in good faith to amend and restate this Agreement to give effect to any determination made by Starwood in accordance with this Section 1.7.

                                   ARTICLE II
                         EFFECTS OF THE ADVISOR MERGER;
                            EXCHANGE OF CERTIFICATES

    Section 2.1.  EFFECT ON STOCK.

    (a) STOCK OWNED BY ADVISOR. As of the Effective Time, any shares of capital stock that are owned by Advisor automatically shall be cancelled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

    (b) CONVERSION OF ADVISOR STOCK INTO NEW STARWOOD COMMON STOCK. At the Effective Time, except as provided in Section 2.1(a), each issued and outstanding share of Advisor Common Stock shall be converted by virtue of the Advisor Merger, automatically and without any action on the part of the holder thereof, into 2,661.3 (the "EXCHANGE RATIO") fully paid and nonassessable shares of New Starwood Common Stock (the "MERGER CONSIDERATION"). At the Effective Time, each holder of a certificate representing any shares of Advisor Common Stock (or affidavit of loss, in form and substance reasonably acceptable to New Starwood, in lieu thereof) (a "CERTIFICATE") shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificate in accordance with Section 2.2(c), a certificate or certificates representing the shares of New Starwood Common Stock into which those shares are converted pursuant to this Section 2.1(b) and any cash in lieu of fractional shares of New Starwood Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate (the "MERGER CONSIDERATION") and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(d), in each case without interest and less any required withholding taxes. Notwithstanding the foregoing, the right of each Advisor shareholder to receive shares of New Starwood Common Stock under this Section 2.1 will be subject to the ownership limitations and other related provisions contained in New Starwood's charter and bylaws.

    (c) SHARES OF NEW STARWOOD SUB STOCK. Upon the Effective Time, each share of stock of New Starwood Sub outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of validly issued, fully paid and nonassessable stock of the same class and designation.

    Section 2.2.  EXCHANGE OF CERTIFICATES.

    (a) EXCHANGE AGENT. Prior to the Effective Time, Starwood shall appoint a bank or trust company that is reasonably acceptable to Advisor to act as exchange agent (the "EXCHANGE AGENT") for the exchange of certificates representing shares of stock of New Starwood for Certificates representing issued and outstanding shares of Advisor Common Stock.

    (b) STARWOOD TO PROVIDE MERGER CONSIDERATION. Starwood shall provide, or cause to be provided, to the Exchange Agent on and after the Effective Time from time to time as required pursuant to Section 2.2(c) and 2.2(g), for the benefit of the holders of Advisor Common Stock certificates representing the shares of New Starwood Common Stock into which the issued and outstanding shares of Advisor Common Stock are converted pursuant to Section 2.1(b), together with the cash payable in respect of fractional shares pursuant to Section 2.2(g).

    (c) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates whose shares were converted into the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Starwood may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates, in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Starwood, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Advisor Common Stock which is not registered in the transfer records of Advisor, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Certificate or establish to the satisfaction of Starwood that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d). No interest will be paid or will accrue on the applicable Merger Consideration upon the surrender of any Certificate or on any amount payable pursuant to Section 2.2(d) or Section 2.2(g).

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
    (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. All shares of New Starwood Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by New Starwood in respect of the New Starwood Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of New Starwood Common Stock issuable pursuant to this Agreement. Notwithstanding the foregoing, no dividends or other distributions with respect to New Starwood Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(g), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate without interest, (A) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Advisor Common Stock to which such holder is entitled pursuant to Section 2.2(g) and (B) if such Certificate is exchangeable for one or more whole shares of New Starwood Common Stock, (x) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of New Starwood Common Stock, and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of New Starwood Common Stock.

    (e) NO FURTHER OWNERSHIP RIGHTS IN ADVISOR COMMON STOCK. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article II (and any cash paid pursuant to Section 2.2(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Advisor Common Stock theretofore represented by such Certificate; subject, however, to the obligation of the Advisor to pay or make, without interest, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or paid by Advisor on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid or made prior to such surrender, and there shall be no further registration of transfers on the transfer books of the Advisor of the shares of Advisor Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are properly presented to New Starwood they shall be cancelled and exchanged as provided in this Article II.

    (f) UNCLAIMED MERGER CONSIDERATION. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for 12 months after the Effective Time shall be redelivered by the Exchange Agent to New Starwood, upon demand, and any holders of Certificates who have not theretofore complied with Section 2.2(b) shall thereafter look only to New Starwood for delivery of the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws. New Starwood shall have no liability to any holder of shares of Advisor Common Stock for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any Merger Consideration remaining unclaimed by any holder of shares of Advisor Common Stock on the day immediately prior to the time such amounts otherwise would escheat to or become the property of any governmental entity shall, to the extent permitted by law, become the property of New Starwood, free and clear of any claim or interest of any Persons previously entitled thereto.

    (g)  NO FRACTIONAL SHARES.

        (i) No certificates or scrip representing fractional shares of New Starwood Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a stockholder of New Starwood.

        (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Advisor Common Stock who would otherwise have been entitled to receive a fraction of a share of New Starwood Common Stock (after taking into account all Certificates delivered by such holder) shall receive from the Exchange Agent upon surrender of such holder's Certificates in accordance with
Section 2.1, a cash payment in lieu of such fractional shares of New Starwood Common Stock equal to the same fractional proportion of the arithmetic mean of the closing sales price per share of New Starwood Common Stock on the principal stock exchange on which the New Starwood Common Stock is then listed (less, if New Starwood Common Stock is trading cum dividend on any of those days, the amount of that dividend) on each of the three trading days immediately after the Closing Date.

    (h) WITHHOLDING. New Starwood or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Advisor Common Stock such amounts as New Starwood or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by New Starwood or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Advisor Common Stock in respect of which such deduction and withholding was made by New Starwood or the Exchange Agent.

    (i) NO DISSENTERS' RIGHTS. Each of the stockholders of Advisor has consented in writing to the Advisor Merger pursuant to Section 228 of the DGCL; therefore, no dissenters' or appraisal rights shall be available with respect to the Advisor Merger.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

    Section 3.1. REPRESENTATIONS AND WARRANTIES OF ADVISOR. Except as set forth in the letter of even date herewith (with sections organized in accordance with Section 8.9) signed by the President or Chief Executive Officer and the Chief Financial Officer of Advisor and delivered to Starwood prior to the execution of this Agreement (the "ADVISOR DISCLOSURE LETTER"), (i) each of the Stockholders, severally and not jointly, represents and warrants, to Starwood and (ii) Advisor represents and warrants to Starwood, that:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER OF THE ADVISOR. Advisor is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Advisor is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing of its properties or management of properties for others makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of Advisor or the Advisor Subsidiaries, after giving effect to any indemnification to which the Advisor and the Advisor Subsidiaries may be entitled under the Advisory Agreement, as defined herein (an "ADVISOR MATERIAL ADVERSE EFFECT").

    (b)  ADVISOR SUBSIDIARIES; INTERESTS IN OTHER PERSONS.

        (i) SFA and SFA II are the only Advisor Subsidiaries. SFA is a limited liability company duly organized and validly existing under the laws of the State of Connecticut and SFA II is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted. Each of SFA and SFA II is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing of its properties or management of properties for others makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, would not have an Advisor Material Adverse Effect.

        (ii) Except for membership interests in SFA and SFA II and options issued under Starwood's 1996 Long Term Incentive Plan to purchase Class A shares of beneficial interest of Starwood, Advisor does not own, directly or indirectly (including through any Advisor Subsidiary), any capital stock or other equity interest, with a fair market value as of the date of this Agreement greater than $50,000 in any Person or which represents 5% or more of the outstanding voting power, capital stock or other ownership interest of any class in any Person. Neither Advisor nor any Advisor Subsidiary is in default of any provision of any documents governing or otherwise relating to its rights in any Advisor Subsidiary other than such defaults that would not, individually or in the aggregate, have an Advisor Material Adverse Effect. All such documents are set forth in Section 3.1(b)(ii) of the Advisor Disclosure Letter and are in full force and effect and true and correct copies of all such documents have been previously delivered or made available to Starwood.

        (iii) Except as contemplated by this Agreement, there are no outstanding contractual obligations of Advisor or any Advisor Subsidiary to repurchase, redeem or otherwise acquire any shares of stock of Advisor or any capital stock, voting securities or other ownership interests in Advisor or any Advisor Subsidiary, and there are no outstanding contractual obligations of Advisor or any Advisor Subsidiary to make any investment of $50,000 or more (in the form of a loan, capital contribution or otherwise) in any Person (other than an Advisor Subsidiary).

    (c) CAPITAL STRUCTURE. On the date hereof, Advisor owns a 99.9% membership interest in SFA II, and SFA II owns a 99.9% membership interest in SFA, in each case free and clear of all Liens. Upon consummation of the Contribution Transactions, the entire outstanding equity interests in SFA and SFA II will be owned beneficially and of record by Advisor and another Advisor Subsidiary. The authorized stock of Advisor consists of 1,500 shares of Advisor Common Stock, all of which are owned by the Stockholders. One thousand five hundred shares of Advisor Common Stock constitute all of the issued and outstanding capital stock of Advisor. There are no outstanding stock or equity appreciation rights relating to the capital stock or equity interests of Advisor or the Advisor Subsidiaries. All outstanding shares of Advisor Common Stock are duly authorized, validly issued, and nonassessable are not subject to any preemptive rights. All the outstanding membership interests of each of SFA and SFA II have been duly authorized, validly issued and are not subject to preemptive rights. Other than the SFA Interest, the SFA II Interest, the membership interests in SFA II owned by Advisor and the membership interests in SFA owned by SFA II, no other shares of Advisor Common Stock or other economic or voting membership interests in Advisor or any Advisor Subsidiary are issued, reserved for issuance or outstanding. There are no bonds, debentures, notes or other indebtedness of Advisor or any Advisor Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Advisor or members of any Advisor Subsidiary may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Advisor or any Advisor Subsidiary is a party or by which Advisor or any Advisor Subsidiary is bound, obligating Advisor or any Advisor Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities, membership interests or other ownership interests of Advisor or any Advisor Subsidiary or obligating Advisor or any Advisor Subsidiary to issue, grant extend or enter into any such security, option, warrant, call right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Advisor or any Advisor Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities, membership interests or other ownership interest in Advisor or any Advisor Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

    (d) AUTHORITY; NONCONTRAVENTION; CONSENTS. Advisor has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and each other agreement contemplated by this Agreement to which Advisor is a party and the Contribution

Transactions. The execution and delivery of this Agreement and any other agreement contemplated by this Agreement by Advisor and the consummation by Advisor of the transactions contemplated hereby and thereby to which Advisor is a party and the Contribution Transactions have been duly authorized by all necessary corporate action on the part of the Advisor. This Agreement has been duly executed and delivered by Advisor and constitutes the valid and binding obligation of Advisor enforceable against Advisor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. The execution and delivery of this Agreement by Advisor does not, the consummation of the transactions contemplated hereby and the Contribution Transactions and compliance by Advisor with the provisions of this Agreement does not and will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever (collectively, "LIENS") upon any of the assets of Advisor or any Advisor Subsidiary under, (i) the charter or bylaws or other comparable organizational documents of Advisor or any Advisor Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to Advisor or any Advisor Subsidiary or either of their respective assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "LAWS") applicable to Advisor or any Advisor Subsidiary, or either of their respective assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have an Advisor Material Adverse Effect or (y) materially delay or prevent the consummation of the Advisor Merger. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "GOVERNMENTAL ENTITY"), is required by or with respect to Advisor or any Advisor Subsidiary in connection with the execution and delivery of this Agreement or the other agreements contemplated by this Agreement by Advisor or the consummation by Advisor of any of the other transactions contemplated hereby and thereby or the Contribution Transactions, except for (i) the filing of the Certificate of Merger for the Advisor Merger with the Secretary of State of the State of Delaware, and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in Section 3.1(d) of the Advisor Disclosure Letter or
(A) as may be required under (x) federal, state, local or foreign environmental laws or (y) the "blue sky" laws of various states or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or the Contribution Transactions or otherwise prevent Advisor from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an Advisor Material Adverse Effect.

    (e) OPERATIONS OF ADVISOR AND THE ADVISOR SUBSIDIARIES. Advisor was formed solely for the purpose of owning a membership interest in SFA II and has not engaged in any business activities or conducted any operations other than in conjunction with such ownership. SFA II was formed solely for the purpose of owning a membership interest in SFA and has not engaged in any business activities or conducted any operations other than in conjunction with such ownership. SFA was formed solely for the purpose of acting as the external advisor to Starwood pursuant to the Investment Advisory Agreement, dated as of March 13, 1998, between Starwood and SFA (the "ADVISORY AGREEMENT") and has not engaged in any business activities or conducted any operations other than its capacity as the external advisor to Starwood.

    (f) LITIGATION. There is no suit, action or proceeding pending or, to the Knowledge of Advisor, threatened against or affecting Advisor or the Advisor Subsidiaries that, individually or in the aggregate, would reasonably be expected to (i) have an Advisor Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated herein, including, without limitation, the Contribution Transactions or the Merger, nor is there any judgment, decree, injunction, rule or order of any

Governmental Entity or arbitrator outstanding against Advisor or the Advisor Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

    (g) TAXES. Each of Advisor and each Advisor Subsidiary has timely filed all Tax Returns (as defined below) and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax Return is true, correct and complete in all material respects. Each of Advisor and each Advisor Subsidiary has paid, within the time and manner prescribed by law, all Taxes (as defined herein) that are due and payable. The Tax Returns of Advisor and each Advisor Subsidiary have not been audited by any Governmental Entity responsible for tax matters (a "TAXING AUTHORITY"). Advisor, with the requisite consent of its stockholders, has validly and timely filed an election to be taxed as an S corporation for federal and applicable state tax purposes, which election was effective on January 1, 1999, and will continue to qualify as a S corporation through the Effective Time. Neither Advisor nor any Advisor Subsidiary will have any liability for any Taxes under Section 1374 of the Code in connection with the transactions contemplated by this Agreement. There are no Tax liens upon the assets of Advisor or any Advisor Subsidiary other than liens for Taxes not yet due. Since January 1, 1999, neither Advisor nor any Advisor Subsidiary has incurred any liability for federal taxes, other than withholding and employment taxes, under the Code. To the Knowledge of Advisor, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Advisor or any Advisor Subsidiary. No deficiencies for any Taxes have been proposed, asserted or assessed against Advisor or any Advisor Subsidiary, and no requests for waivers of the time to assess any such Taxes have been granted or are pending. As used in this Agreement, "TAXES" or "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment withholding, property, recording, stamp, sales, excise or other tax or governmental charges of any nature whatsoever, together with any penalties, interest or additions thereto and "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    (h)  ABSENCE OF CHANGES IN BENEFIT PLANS; ERISA COMPLIANCE.

        (i) Section 3.1(h)(i) of the Advisor Disclosure Letter sets forth each Advisor Benefit Plan (as defined below) as in effect on the date hereof. For purposes of this Agreement, "ADVISOR BENEFIT PLAN" shall mean any Employee Plan sponsored or maintained by Advisor or any Advisor ERISA Affiliate, or with respect to which Advisor or any Advisor ERISA Affiliate has any obligation to contribute, has liability under or is otherwise a party to, or which otherwise provides benefits for any current or former employees, officers, directors or other independent contractors (or their dependents and beneficiaries) of Advisor. For purposes of this Agreement, "ADVISOR ERISA AFFILIATE" means any entity required to be aggregated with Advisor under Sections 414(b), (c), (m) or
(o) of the Code or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

        (ii) Except as would not reasonably be expected to result in an Advisor Material Adverse Effect, (A) all Advisor Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, have been made available to Starwood and TriNet and are in compliance with the terms of such plan and all applicable requirements of law, including ERISA and the Code and, without limitation, the requirements of ERISA and all tax rules for which favorable tax treatment is intended, and (B) there are no liabilities or obligations with respect to any such Advisor Benefit Plan, whether accrued, contingent or otherwise (other than obligations by Advisor and the Advisor Subsidiaries to make contributions, and for such plan to pay benefits and administrative costs, incurred in the ordinary course), nor to the Knowledge of Advisor are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or together with the occurrence of any additional or subsequent events) constitute an event under any Advisor Benefit Plan, policy, program, arrangement or agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director, will not result in any "golden parachute payments" being due (as defined for purposes of Section 280G of the Code), or result in any breach or violation of, or a default under, any of the Advisor Benefit Plans. The only severance agreements or severance policies applicable to Advisor or the Advisor Subsidiaries are the agreements and policies specifically referred to in Section 3.1(h)(ii) of the Advisor Disclosure Letter.

        (iii) Without limiting the foregoing, each Advisor Benefit Plan which is intended to be tax-qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited, and no circumstances have occurred that would adversely affect the tax-qualified status of any such plan. No Advisor Benefit Plan is or has ever been subject to Part III of Subtitle B of Title I of ERISA or Title IV of ERISA or Section 412 of the Code. None of Advisor or any Advisor Subsidiary, or any "party in interest" (as defined in Section 3(14) of ERISA) or any "disqualified person" (as defined in Section 4975 of the Code) with respect to any Advisor Benefit Plan, has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA that would reasonably be expected to result in a an Advisor Material Adverse Effect. No Advisor Benefit Plan provides for health or life insurance for employees after termination of employment (except as required by law).

    (i)  NO LOANS OR PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS.  There is no
(i) loan outstanding from or to any employee, officer or director of Advisor or an Advisor Subsidiary, (ii) employment, severance or consulting contract, policy, agreement, program or arrangement, (iii) agreements requiring payments to be made on a change of control or otherwise as a result of the consummation of the Advisor Merger or any of the other transactions contemplated by this Agreement with respect to any employee, officer or director of Advisor or any Advisor Subsidiary or (iv) any agreement to appoint or nominate any person as a director of Advisor or any Advisor Subsidiary.

    (j) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Advisor Merger or based upon arrangements made by or on behalf of Advisor or any Advisor Subsidiary.

    (k) COMPLIANCE WITH LAWS. Neither Advisor nor any Advisor Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in an Advisor Material Adverse Effect.

    (l)  CONTRACTS; DEBT INSTRUMENTS, LIABILITIES.

        (i) Neither Advisor nor any Advisor Subsidiary has any outstanding indebtedness and neither is a party to any loan or credit agreement, note, bond, mortgage or indenture, or any material lease, permit, concession, franchise or license, or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, except for the Advisory Agreement and the Sub Advisory Agreements. None of Advisor and the Advisor Subsidiary has received written notice that it is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage or indenture or any material lease, permit, concession, franchise or license, or any material agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not individually or in the aggregate, result in an Advisor Material Adverse Effect.

        (ii) Neither Advisor nor any Advisor Subsidiary has any liability (contingent or accrued, liquidated or unliquidated) except for liabilities (i) for which indemnification may be sought by the Advisor and the Advisor Subsidiaries pursuant to the Advisory Agreement or (ii) that would not result in an Advisor Material Adverse Effect.

    (m) TITLE TO ASSETS. Advisor or an Advisor Subsidiary has good title to, or a valid leasehold interest in, the assets used by them in the operation of their business, free and clear of all Liens, except for non-material assets disposed of in the ordinary course of business. Advisor and the Advisor Subsidiaries do not own any real property.

    (n)  BOOKS AND RECORDS.

        (i) The books of account and other financial records of Advisor and the Advisor Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices and were made available to Starwood and TriNet prior to the date of this Agreement.

        (ii) Advisor has previously delivered or made available to Starwood and TriNet true and correct copies of the certificates of formation and limited liability company agreements of SFA and SFA II and the charter and bylaws of Advisor, each as amended to date. All such documents are listed in Section 3.1(n)(ii) of the Advisor Disclosure Letter.

        (iii) The minute books and other records of corporate proceedings of Advisor and the Advisor Subsidiaries have been made available to Starwood and TriNet, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other action of the shareholders or member(s)of Advisor and the Advisor Subsidiaries.

        (iv) The stock ledger of Advisor has been made available to Starwood and TriNet and accurately reflects the number of outstanding shares of capital stock of Advisor.

    (o) STATE TAKEOVER STATUTES. Advisor has taken all actions necessary, if any, to exempt the Advisor Merger, this Agreement or any of the transactions contemplated by this Agreement from the operation of any Takeover Statute (as defined below) of the State of Delaware.

    (p) INVESTMENT COMPANY ACT OF 1940. None of Advisor and the Advisor Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 ACT") or under the Investment Advisors Act of 1940, as amended.

    (q) PROXY STATEMENT AND REGISTRATION STATEMENT. The information furnished by Advisor for inclusion in the Registration Statement (as defined in Section 5.1) and any amendment or supplement thereto will not, as of the date the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information furnished by Advisor for inclusion in the Proxy Statement (as defined in Section 5.1) will not, on the date the Proxy Statement is first mailed or furnished to securityholders of TriNet or Starwood or on the respective meeting dates of TriNet or Starwood, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, Advisor makes no representation or warranty with respect to any information furnished by Starwood or TriNet for inclusion or incorporation by reference in any of the foregoing documents.

    (r) VOTE REQUIRED. The affirmative vote or written consent of at least a majority of the outstanding shares of Advisor Common Stock is the only vote or consent of the holders of any series of Advisor's capital stock necessary (under applicable law or otherwise) to approve the Advisor Merger, this Agreement and the other transactions contemplated hereby (the "ADVISOR SHAREHOLDER APPROVAL"). The Advisor Shareholder Approval has been obtained.

    (s)  YEAR 2000 ISSUES.

        (i) To the best Knowledge of Advisor, based on representations and warranties made by third parties and publicly available information, the software, hardware and equipment of Advisor and the Advisor Subsidiaries owned, leased or licensed by them and used in the conduct of its business (the "ADVISOR INFORMATION TECHNOLOGY") are or will be prior to December 31, 1999 Year 2000 ready.

        (ii) "YEAR 2000 READY" means that the software, hardware, equipment and systems will: (A) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (B) operate, accurately and without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; and (C) store and provide properly-entered date input information without creating any ambiguity as to the century.

    Section 3.2. REPRESENTATIONS AND WARRANTIES OF STARWOOD AND NEW STARWOOD SUB. Except as set forth in the letter of even date herewith (with section references organized in accordance with Section 8.9 signed by the President or Chief Executive Officer and the Chief Financial Officer of Starwood and delivered to the Advisor prior to the execution of this Agreement (the "STARWOOD DISCLOSURE LETTER"), each of Starwood and New Starwood Sub, jointly and severally represents and warrants to Advisor as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER OF STARWOOD. Starwood is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland. New Starwood Sub is a corporation duly organized and validly existing under the laws of the state of Delaware. Each of Starwood and New Starwood Sub has the requisite corporate power and authority to carry on its business as now being conducted. Each of Starwood and New Starwood Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing of its properties or management of properties for others makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, financial condition or results of operations or prospects of Starwood and the Starwood Subsidiaries, taken as a whole (a "STARWOOD MATERIAL ADVERSE EFFECT").

    (b) AUTHORITY; NONCONTRAVENTION; CONSENTS. Subject to receipt of the requisite approval of Starwood's shareholders, Starwood has the requisite corporate power and authority to enter into this Agreement, the Incorporation Merger Agreement and the Merger Agreement, to consummate the transactions contemplated by this Agreement, the Incorporation Merger Agreement and the Merger Agreement. New Starwood Sub has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, subject to receipt of the requisite approval of Starwood's shareholders. The execution and delivery of this Agreement, the Incorporation Merger Agreement and the Merger Agreement by Starwood and the consummation by Starwood of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Starwood. The execution and delivery of this Agreement by New Starwood Sub and the consummation by New Starwood Sub of the transactions contemplated hereby have been duly authorized by all necessary action on the part of New Starwood Sub. This Agreement, the Incorporation Merger Agreement and the Merger Agreement have been duly executed and delivered by Starwood, and in the case of this Agreement, by New Starwood Sub, and constitute the valid and binding obligations of Starwood and New Starwood Sub, as applicable, and are enforceable against Starwood and New Starwood Sub, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. The execution and delivery of this Agreement, the Incorporation Merger Agreement and the Merger Agreement by Starwood does not, and the consummation of the transactions contemplated hereby and thereby and compliance by Starwood and New Starwood Sub, as applicable, and the execution and delivery of this Agreement by New Starwood Sub do, with the provisions of this Agreement, the Incorporation Merger Agreement and the Merger Agreement do not and will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Starwood or, any Starwood Subsidiary under, (i) the amended and restated declaration of trust or the amended and restated bylaws of Starwood or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Starwood Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to Starwood or any Starwood Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Starwood or any Starwood Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Starwood Material Adverse Effect or (y) materially delay or prevent the consummation of the Advisor Merger, the Incorporation Merger and the Merger. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Starwood or, any Starwood Subsidiary in connection with the execution and delivery of this Agreement, the Incorporation Merger Agreement and the Merger Agreement by Starwood the consummation by Starwood and, the Starwood Subsidiaries of any of the transactions contemplated hereby and thereby, except for (i) the filing with the SEC of (x) the Proxy Statement and the Registration Statement and (y) such reports under Section 13 and Section 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings as may be required in connection with the payment of any Transfer and Gains Taxes, and (iv) the requisite approval of Starwood's shareholders or (A) as may be required under
(x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Advisor Merger or any of the transactions contemplated by this Agreement or otherwise prevent Starwood from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Starwood Material Adverse Effect.

    (c) OPINION OF FINANCIAL ADVISOR. The Special Committee has received the opinion of Houlihan, the Special Committee's financial advisor, satisfactory to the Special Committee, a written copy of which was, or upon receipt by the Special Committee will be, provided to TriNet, to the effect that, as of the date of such opinion, the consideration to be paid to those shareholders of Starwood who hold ownership interests in the Advisor is fair from a financial point of view to the Starwood shareholders who do not hold any ownership interests in the Advisor. It is agreed and understood that such opinion is for the benefit of the Special Committee and may not be relied upon by TriNet, Advisor or any of their affiliates.

    Section 3.3. REPRESENTATIONS AND WARRANTIES OF SCG. SCG REPRESENTS AND WARRANTS TO STARWOOD AS FOLLOWS:

    (a) ORGANIZATION, STANDING AND POWER OF SCG. SCG is a limited liability company duly organized and validly existing under the laws of the State of Connecticut. SCG has the requisite power and authority to carry on its business as now being conducted.

    (b) AUTHORITY; NONCONTRAVENTION; CONSENTS. SCG has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by SCG and the consummation by SCG of the transactions contemplated hereby have been duly authorized by all necessary action on the part of SCG. This Agreement has been duly executed and delivered by SCG and constitutes the valid and binding obligation of SCG, enforceable against SCG in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. The execution and delivery of this Agreement by SCG does not, the consummation of the transactions contemplated hereby and compliance by SCG, with the provisions of this Agreement does not and will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of SCG under, (i) the amended and restated limited liability company agreement of SCG, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to SCG or its assets or (iii) any Laws applicable to SCG, other than, in the case of clause
(ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) reasonably be expected to result in a material adverse effect on the business, properties, financial condition or results of operations or prospects of SCG (an "SCG MATERIAL ADVERSE EFFECT") or
(y) materially delay or prevent the consummation of the Contribution Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to SCG in connection with the execution and delivery of this Agreement by SCG or the consummation by SCG of any of the transactions contemplated hereby which, if not obtained or made, would prevent or delay in any material respect the consummation of the Contribution Transactions or any of the transactions contemplated by this Agreement or otherwise prevent SCG from performing its obligations under this Agreement in any material respect or reasonably be expected to result in, individually or in the aggregate, an SCG Material Adverse Effect.

    (c) TITLE TO INTERESTS. SCG is the sole beneficial and record owner of the SFA Interest and the SFA II Interest, free and clear of all Liens. The transfer and delivery of the SFA Interest and the SFA II Interest in the Contribution Transactions will, upon consummation of the Contribution Transactions, transfer good and marketable title thereto to New Starwood, free and clear of all Liens.

    (d) ACCREDITED INVESTOR. SCG is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.

    (e) INVESTMENT. SCG will be acquiring shares of New Starwood Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended. SCG understands that the New Starwood Common Stock to be acquired by it in exchange for the SFA Interest and the SFA II Interest have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of SCG's representations as expressed herein.

                                   ARTICLE IV

                                   COVENANTS

    Section 4.1. CONDUCT OF BUSINESS BY ADVISOR. Except as contemplated by this Agreement, during the period from the date of this Agreement to the earlier of (i) the termination of this Agreement and (ii) the Effective Time, Advisor shall, and shall cause each Advisor Subsidiary to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact, in all material respects, its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply: during the period from the date of this Agreement to the earlier of (i) the termination of this Agreement or (ii) the Effective Time, except as otherwise contemplated by this Agreement or as otherwise disclosed in Section 4.1 of the Advisor Disclosure Letter, Advisor shall not, and shall cause each Advisor Subsidiary not to:

    (a) (i) make any distributions of assets (other than cash) in respect of any of its stock;

    (b) issue, deliver, sell or grant any option or other right in respect of any shares of capital stock, any other voting or redeemable securities of it or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities, except as permitted under Section 4.1(e);

    (c) amend its charter or bylaws or certificate of formation or limited liability company agreement;

    (d) merge, consolidate or enter into any other business combination transaction with any Person;

    (e) (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein or any assets; (ii) mortgage or otherwise encumber or subject to any Lien or sell, lease or otherwise dispose of any of its material properties or assets or assign or encumber the right to receive income, dividends, distributions and the like or agree to do any of the foregoing; or (iii) incur indebtedness for borrowed money or guarantee any indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of it, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person;

    (f)  make any election relating to Taxes;

    (g) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the date of this Agreement, or (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ended December 31, 1997, except, in the case of clause (i), as may be required applicable Law or GAAP;

    (h) adopt any new employee benefit plan, incentive plan, severance plan, bonus plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, or enter into or amend any employment agreement or similar agreement or arrangement or, except in the ordinary course consistent with past practice, grant or become obligated to grant any increase in the compensation of officers or employees, except such changes as are required by law or which are not more favorable to participants than provisions currently in effect;

    (i) settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement; and

    (j) enter into or amend or otherwise modify any of the material terms of any agreement or arrangement with persons that are affiliates or, as of the date hereof, are officers or directors of the Advisor or any Advisor Subsidiary without prior written notice to Starwood and the approval of a majority of the "disinterested" members of the Board of Directors of Advisor, on behalf of itself and as member of SFA.

    Section 4.2. OTHER ACTIONS. Each of Advisor and Starwood shall use its commercially reasonable efforts not to, and shall use its commercially reasonable efforts to cause its respective subsidiaries not to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "Knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "Knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions' to the Advisor Merger set forth in Article VI not being satisfied.

                                   ARTICLE V

                              ADDITIONAL COVENANTS

    Section 5.1. PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; SHAREHOLDERS' MEETINGS; CONSENTS.

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
    (a) As soon as practicable following the date of this Agreement, Starwood shall (i) prepare and file with the SEC a proxy statement under the Securities Exchange Act of 1934 soliciting the approval of the shareholders of Starwood of the Advisor Merger (the "PROXY STATEMENT"), with appropriate requests for confidential treatment, and Starwood will provide on a supplemental basis to the SEC a registration statement on Form S-4 with regard to the shares of New Starwood Common Stock to be issued in the Advisor Merger (the "REGISTRATION STATEMENT"), in which the Proxy Statement will be included as a prospectus. The Proxy Statement shall state that in the opinion of counsel (which shall be a reputable, national law firm), the Advisor Merger will (or will more likely than not) qualify as a tax-free reorganization under Section 368(a) of the Code. The Proxy Statement will also include solicitations by Starwood of approvals by Starwood's shareholders for the Merger and the Incorporation Merger, and the Registration Statement also will include the shares of capital stock of New Starwood to be issued in the Merger. Starwood shall use its commercially reasonable efforts to (i) respond to any comments of the staff of the SEC and
(ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the Advisor Merger. Starwood will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to Starwood's shareholders, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Starwood will notify Advisor promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply Advisor with copies of all correspondence between such party or any of its representatives and the SEC with respect to the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement shall comply in all material respects with all applicable requirements of Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Starwood shall promptly inform Advisor of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of Starwood such amendment or supplement.

    (b) Starwood will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "STARWOOD SHAREHOLDERS MEETING") (but in no event shall such meeting be held sooner than 20 business days following the date the Proxy Statement is mailed to its shareholders), for the purpose of obtaining the Starwood Shareholder Approvals. Starwood covenants that Starwood will, through its Board of Trustees, recommend to its shareholders approval of the Advisor Merger, this Agreement, the Merger, the Merger Agreement, the Incorporation Merger and the Incorporation Merger Agreement and the transactions contemplated hereby and thereby and further covenants that the Proxy Statement will include such recommendation. Advisor shall furnish all information concerning Advisor Common Stock as may reasonably be requested in connection with any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Advisor Common Stock pursuant to the Advisor Merger.

    Section 5.2.  COMMERCIALLY REASONABLE EFFORTS; NOTIFICATION.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of Starwood, the Stockholders, SCG and Advisor agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Advisor Merger, the Contribution Transactions and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties;
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Advisor Merger, the Contribution Transactions, the Merger, the Incorporation Merger or the consummation of the transactions contemplated by this Agreement, the Merger Agreement, the Incorporation Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of, this Agreement, the Merger Agreement and the Incorporation Merger Agreement. In connection with and without limiting the foregoing, Advisor, Starwood and their respective Boards of Directors or Trustees, as applicable, shall (x) take all action necessary so that no "fair price," "business combination," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under state or federal laws of the United States or similar statute or regulation (a "TAKEOVER STATUTE") is or becomes applicable to the Advisor Merger or the Merger, and (y) if any Takeover Statute becomes applicable to the Advisor Merger, take all action necessary so that the Advisor Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Merger Agreement, as applicable, or otherwise to minimize the effect of such Takeover Statute on the Advisor Merger and the Merger. From the date hereof through the Effective Time, Starwood shall timely file with the SEC all Starwood SEC Documents required to be so filed.

    (b) Advisor shall give prompt notice to Starwood, and Starwood shall give prompt notice to Advisor, if (i) any representation or warranty made by it contained in this Agreement, the Merger Agreement or the Incorporation Merger Agreement, that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, the Merger Agreement or the Incorporation Merger Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    Section 5.3. AFFILIATES. Prior to the Closing Date, Advisor, Starwood and SCG shall exchange letters identifying all persons who are, at the time this Agreement is submitted to the shareholders of Starwood, their respective "affiliates" for purposes of Rule 145 under the Securities Act. The Advisor and Starwood shall use their respective commercially reasonable efforts to cause each of their respective affiliates to deliver on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT E hereto.

    Section 5.4. AMEX DE-LISTING; NYSE LISTING. Starwood shall prepare and submit to the New York Stock Exchange, Inc. ("NYSE") a listing application covering the New Starwood Common Stock to be issued in the Advisor Merger and the Contribution Transactions, and shall use its commercially reasonable efforts to have the NYSE approve for listing, upon official notice of issuance, the New Starwood Common Stock. In the event that such securities are approved for listing on the NYSE, Starwood shall take such steps as are necessary to cause all Starwood securities listed on the American Stock Exchange ("AMEX") to be de-listed as of the Effective Time.

    Section 5.5. INDEMNIFICATION OF DIRECTORS AND OFFICERS; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) (i) Advisor shall, and, from and after the Effective Time, Starwood (collectively, the "INDEMNIFYING PARTIES") shall, jointly and severally, indemnify, defend and hold harmless each Person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Advisor (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the Indemnifying Parties (which approval shall not be unreasonably withheld or delayed), or otherwise in connection with any threatened or actual claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of Advisor at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time ("INDEMNIFIED LIABILITIES"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the transactions contemplated by this Agreement, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors or officers, as the case may be (and Starwood will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law subject to the limitations set forth in Section 5.5(a)(iii)).

        (ii) Any Indemnified Parties proposing to assert the right to be indemnified under this Section 5.5 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this Section 5.5 against Advisor and, from and after the Effective Time, Starwood, notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served; provided, that the failure to so notify shall not limit in any way or otherwise affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices such party. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Parties in connection with the defense. The Indemnifying Parties shall not settle any such action without the consent of the Indemnified Parties; PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld, it being understood that it shall not be deemed unreasonable to withhold such consent if the settlement includes any admission of wrongdoing or payment of any money by or on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties or their officers or directors; PROVIDED, FURTHER, that no Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnified Parties, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties.

        (iii) It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (and one local counsel in each jurisdiction in which such counsel is reasonably required) at any one time for all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnified Parties has reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties or (c) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between any of the Indemnified

Parties and the other Indemnified Parties, in each case of which the Indemnifying Parties shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

        (iv) The Indemnifying Parties will not be liable for any settlement of any action or claim effected without their written consent (which consent shall not be unreasonably withheld or delayed).

    (b) At or prior to the Effective Time, Starwood shall purchase directors' and officers' liability insurance "tail" policy coverage for Advisor's directors and executive officers for a period of six years which will provide the directors and officers with coverage on substantially similar terms as (but which shall be no less favorable than those) currently provided by Advisor to such directors and officers for claims based on activity prior to the Effective Time; PROVIDED, HOWEVER, that Starwood shall have no obligation to pay aggregate premiums for such coverage in excess of $350,000.

    (c) The provisions of this Section 5.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Starwood and Advisor.

    Section 5.6. INDEMNIFICATION AGAINST LOSS DUE TO INACCURACIES IN REPRESENTATIONS AND WARRANTIES; TAX INDEMNITY.

        (i) Each of the Stockholders and SCG, severally and not jointly, indemnifies Starwood and New Starwood Sub against, and agrees to hold Starwood and New Starwood Sub harmless from, all losses, costs, damages, liabilities, claims, demands, judgments, settlements and expenses of any nature whatsoever, governmental or non-governmental (including, but not limited to, reasonable fees and expenses of counsel and expenses of investigation) (collectively, "LOSSES") incurred directly or indirectly because or resulting from or arising out of (i) the fact that any matter which is the subject of a representation or warranty contained in Section 3.1, in the case of the Stockholders, or Section 3.3, in the case of SCG, is not as represented or warranted, but only up to a Maximum Amount (as defined in Section 5.7(i)) or (ii) the failure of any Stockholder, SCG or Advisor to fulfill in any respect any of its obligations under this Agreement or under any document delivered in accordance with this Agreement which is required to be fulfilled before or after the Effective Time.

        (ii) Starwood indemnifies the Stockholders and SCG against, and agrees to hold the Stockholders and SCG harmless from, all Losses incurred directly or indirectly because or resulting from or arising out of (i) the fact that any matter which is the subject of a representation or warranty contained in Section
3.2 is not as represented or warranted, but only up to a maximum amount equal to the Fair Market Value (as defined in Section 5.8(i)) of the sum of the Merger Consideration and the Contribution Consideration or (ii) the failure of Starwood to fulfill in any respect any of its obligations under this Agreement or under any document delivered in accordance with this Agreement which is required to be fulfilled before or after the Effective Time.

        (iii) Each of the Stockholders, severally and not jointly, indemnifies Starwood and New Starwood Sub against, and agrees to hold Starwood and New Starwood Sub harmless from, any and all Taxes and other Losses ("TAX DAMAGES") arising out of (i) the fact that, as a result of events occurring before or after the Effective Time, the Advisor Merger does not qualify as a tax-free reorganization under Section 368 of the Code, (ii) any other Taxes attributable to Advisor or which become payable solely on account of the Advisor Merger or
(iii) any and all Taxes relating to Advisor or any Advisor Subsidiary in respect of any period (or portion thereof) that ends on or prior to the Closing Date or, if later, the date on which the Effective Time occurs. The indemnities provided for in this Section 5.6(iii) shall survive until 60 days after the end of the statute of limitations period applicable to the matters which are the subject of the indemnities.

    Section 5.7. LIMIT ON CLAIMS REGARDING REPRESENTATIONS AND WARRANTIES. (i) The maximum amount (the "MAXIMUM AMOUNT") for which each of the Stockholders and SCG shall be liable on account of all Losses for which indemnification may be sought is the fair market value of the Merger Consideration or the Contribution Consideration, as the case may be, received by the Stockholder or SCG, as the case may be, pursuant to this Agreement; PROVIDED, HOWEVER, that notwithstanding anything to the contrary, indemnification made with respect to any matter which is the subject of a representation or warranty contained in
Section 3.1(c) or Section 3.3(c), shall not be subject to any limitations as to amount. The fair market value (the ("FAIR MARKET VALUE") shall be determined based on the average of the closing prices of New Starwood Common Stock on the principal stock exchange on which it is listed for the five consecutive trading days beginning with the fourth trading day after the Effective Time or, if greater, the average closing prices of New Starwood Common Stock on such exchange for the five consecutive trading days on which the relevant payments in respect of such indemnification is made hereunder. All liabilities of the Stockholders and SCG pursuant to Sections 5.6 and 5.7 shall be satisfied exclusively by the Stockholder or SCG, as applicable, tendering shares of New Starwood Common Stock received by the Stockholder or SCG, as applicable, in the Advisor Merger or the Contribution Transactions, as applicable, to Starwood or New Starwood.

        (ii) The indemnification in Sections 5.6(i) and (ii) will be the sole remedy because any matter which is the subject of a representation or warranty contained in Section 3.1, 3.2 or 3.3 is not as represented or warranted. Any claim for that indemnification pursuant to Section 5.6(i) or (ii) must be made not later than the one year anniversary of the Effective Time; provided that, any claim for indemnification made with respect to any matter which is the subject of a representation or warranty contained in Section 3.1(c) or 3.3(c), may be made at any time and any matter which is the subject of a representation or warranty contained in Section 3.1(g) may be made at any time prior to 60 days after the end of the statue of limitations period applicable to the matter which is the subject of the claim. Any claim for indemnification pursuant to Section 5.6(iii) must be made prior to 60 days after the end of the statute of limitations period applicable to the matter which is the subject of the claim. A claim must be made by a written notification to the party from which indemnification is sought which reasonably summarizes the nature of the claim and the facts on which it is based. None of the Stockholders, Advisor, SCG, Starwood or New Starwood will have any liability pursuant to Section 5.6 unless the claim is described in a notification given in substantial compliance with this Section.

        (iii) Payment of any indemnification amounts shall be made as directed by Starwood promptly, but in no event later than two business days after the amount is due as provided herein. The indemnification amounts each year shall not exceed (A) the maximum amount that can be paid to Starwood for the taxable year without causing Starwood to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) and (3) of the Code ("QUALIFYING INCOME"), as determined by outside counsel or independent accountants to Starwood, and (B) in the event Starwood receives a letter from outside counsel (the "STARWOOD INDEMNIFICATION TAX OPINION") indicating its opinion that the receipt by Starwood of the indemnification payments would constitute Qualifying Income as to Starwood with respect to Starwood's proportionate share thereof or would be excluded from Starwood's gross income for purposes of Sections 856(c)(2) and (3) of the Code (the "REIT REQUIREMENTS"), the amounts indicated in such letter. In the event that Starwood is not able to receive the full amount of the indemnification amounts the Stockholders shall place the unpaid amount in escrow and shall not release any portion thereof to Starwood unless and until Starwood receives any one or combination of the following: (i) a letter(s) from Starwood's outside counsel or independent accountants indicating the maximum amount that can be paid at that time to Starwood without causing Starwood to fail to meet the REIT Requirements for any relevant taxable year together with an IRS ruling or opinion of tax counsel to the effect that such payment would not be treated as included in income for any prior taxable year, in which event such maximum amount shall be paid to Starwood, or (ii) a tax opinion indicating that Starwood's receipt of the indemnification amounts would satisfy the REIT Requirements, in which event the Stockholders shall pay to Starwood the unpaid indemnification amount.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

    Section 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER AND THE CONTRIBUTION TRANSACTIONS. The respective obligations of Advisor, Starwood and SCG to effect the Advisor Merger and the Contribution Transactions and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

    (a) SHAREHOLDER APPROVALS. The affirmative vote of at least a majority of the outstanding shares of Starwood Class A Common Stock and the Starwood Class B Common Stock, voting as one class, at the Starwood Shareholders meeting, or any adjournment thereof, to approve this Agreement and the Advisor Merger shall have been obtained.

    (b) LISTING OF SHARES. The NYSE or the AMEX shall have approved for listing the New Starwood Common Stock to be issued in the Advisor Merger and the Contribution Transactions.

    (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

    (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Advisor Merger, the Contribution Transactions, the Merger, the Incorporation Merger or any of the other transactions or agreements contemplated by this Agreement shall be in effect.

    (e) INCORPORATION MERGER AND MERGER. Unless Starwood shall have delivered the written notice to Advisor contemplated by Section 1.7, the Incorporation Merger shall have occurred in accordance with the Incorporation Merger Agreement. The Merger Agreement shall be in full force and effect and the Merger shall occur simultaneously with the Advisor Merger and the Contribution Transactions in accordance with the Merger Agreement.

    Section 6.2. CONDITIONS TO OBLIGATIONS OF STARWOOD. The obligation of Starwood to effect the Advisor Merger, the Contribution Transactions and the Merger and to consummate the other transactions contemplated by this Agreement on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Starwood:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Advisor, the Stockholders and SCG (without giving effect to any "materiality," Material Adverse Effect" or similar qualification or limitation in any such representation or warranty) set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, other than the representations made in Section 3.1(c) which shall be true and correct in all respects, in each case as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Starwood shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties are so qualified) signed by the Chief Executive Officer and the Chief Financial Officer of each of Advisor and SCG to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF ADVISOR. Advisor and SCG shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Starwood shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of each of Advisor and SCG to such effect.

    (c) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, no event shall have occurred or circumstance shall have arisen that, individually or taken together with all other facts, circumstances or events, is reasonably likely to have an Advisor Material Adverse Event. Starwood shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Advisor to the effect that there has been no such Advisor Material Adverse Effect.

    (d) ASSIGNMENT OF SFA II AND SFA INTEREST. SCG shall have assigned its 0.1% managing member interest in each of SFA II and SFA to Advisor, free and clear of all Liens and, as a result of such assignments and the Advisor Merger, New Starwood will own, directly and through its Subsidiaries, 100% of the membership interests of SFA and SFA II.

    Section 6.3. CONDITIONS TO OBLIGATION OF ADVISOR AND SCG. The obligations of Advisor to effect the Advisor Merger and of SCG to consummate the Contribution Transactions and to consummate the other transactions contemplated by this Agreement on the Closing Date is further subject to the following conditions, any one or more of which may be waived by Advisor:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Starwood set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Advisor shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Starwood by the Chief Executive Officer and the Chief Financial Officer of Starwood to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF STARWOOD. Starwood shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Advisor shall have received a certificate signed on behalf of Starwood by the Chief Executive Officer and the Chief Financial Officer of Starwood to such effect; provided, however, that for purposes of this Section 6.3(b) and Section 7.1(b), the Proxy Statement requirement set forth in the second sentence of Section 5.1(a) shall be deemed not to be an obligation required to be performed by Starwood.

    (c) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, no event shall have occurred or circumstance shall have arisen that, individually or taken together with all other facts, circumstances or events, is reasonably likely to have a Material Adverse Effect. Starwood shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Starwood to the effect that there has been no such Starwood Material Adverse Effect.

    (d) CONSENTS. All consents and waivers from third parties necessary in connection with the consummation of the transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, a Starwood Material Adverse Effect.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

    Section 7.1. TERMINATION. This Agreement may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, whether before or after the requisite approval of Starwood's shareholders is obtained:

    (a) by mutual written consent duly authorized by the respective Board of Directors of Advisor, the Board of Directors of New Starwood Sub, the Board of Trustees of Starwood and the managers of SCG;

    (b) by Starwood, upon a breach of any representation, warranty, covenant or agreement on the part of Advisor set forth in this Agreement, or if any representation or warranty of the Advisor shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by December 31, 1999 (as otherwise extended);

    (c) by Advisor or SCG, upon a breach of any representation, warranty, covenant or agreement on the part of Starwood set forth in this Agreement, or if any representation or warranty of Starwood shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would incapable of being satisfied by December 31, 1999 (as otherwise extended);

    (d) by Starwood, Advisor or SCG, if any judgment, injunction, order, decree or action by; any Governmental Entity of competent authority preventing the consummation of the Advisor Merger or the Contribution Transactions shall have become final and nonappealable;

    (e) by either Starwood, Advisor or SCG, if the Advisor Merger or the Contribution Transactions shall not have been consummated before December 31, 1999; provided, however, that a party that has materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 7.1(e); or

    (f) by Starwood, Advisor or SCG, if the requisite approval of Starwood's shareholders shall not have been obtained, as contemplated by Section 6.1.

    Section 7.2. EXPENSES. Except as otherwise specified in this Section 8.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement, the Advisor Merger, the Contribution Transactions, and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense.

    Section 7.3. EFFECT OF TERMINATION. In the event of termination of this Agreement by Advisor, Starwood or SCG as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Starwood, Advisor or SCG, and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    Section 7.4. AMENDMENT. Subject to the provisions of the Merger Agreement, this Agreement may be amended by the parties in writing by action of their respective Boards of Directors or Trustees or managers, as the case may be, at any time before or after any required shareholder approvals are obtained and prior to the acceptance of the Certificate of Merger for the Advisor Merger with the Secretary of State of the State of Delaware; PROVIDED, HOWEVER, that, after any of the required shareholder approvals are obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to Advisor's or Starwood's members/shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect Advisor's or Starwood's shareholders.

    Section 7.5. EXTENSION; WAIVER. At any time prior to the Effective Time, each of Advisor, Starwood and SCG may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

    Section 8.1. SURVIVAL. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time shall survive the consummation of the Advisor Merger and the Contribution Transactions.

    Section 8.2. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a)  if to Starwood or New Starwood Sub, to

        Starwood
        1114 Avenue of the Americas
        27(th) Floor
        New York, New York 10036
        Attn: Spencer B. Haber and Nina Matis, Esq.
        Fax: (212) 930-9494

        with a copy to:

        Rogers & Wells LLP
        200 Park Avenue
        New York, NY 10166
        Attn: John A. Healy, Esq.
        Fax: (212) 878-8375

    (b)  if to the Advisor, to
        STW Holdings I, Inc.
        (until June 28, 1999)
        Three Pickwick Plaza
        Suite 250
        Greenwich, Connecticut 06830

        (after June 28, 1999)
        591 West Putnam
        Greenwich, Connecticut 06830
        Attention: Madison Grose
        Fax: (203) 861-2101

    (c)  if to the Stockholders, to

        Starwood Capital Group, LLC
        (until June 28, 1999)
        Three Pickwick Plaza
        Suite 250
        Greenwich, Connecticut 06830

        (after June 28, 1999)
        591 West Putnam
        Greenwich, Connecticut 06830
        Attention: Madison Grose, Esq.
        Fax: (203) 861-2101

    (d)  if to SCG, to

        Starwood Capital Group, LLC
        (until June 28, 1999)
        Three Pickwick Plaza
        Suite 250
        Greenwich, Connecticut 06830

        (after June 28, 1999)
        591 West Putnam
        Greenwich, Connecticut 06830
        Attention: Madison Grose, Esq.
        Fax: (203) 861-2101

    (e)  if to TriNet, to

        TriNet Corporate Realty Trust, Inc.
        One Embarcadero Center
        Suite 3150
        San Francisco, California 94111
        Attention: A. William Stein and Geoff Dugan, Esq.
        Fax: (415) 391-3092

    Section 8.3. INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 8.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 8.5. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Merger Agreement, the Incorporation Merger Agreement and the other agreements entered into in connection with the transactions contemplated hereby and thereby constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. This Agreement, the Merger Agreement, the Incorporation Merger Agreement and the other agreements entered into in connection with the transactions contemplated hereby and thereby are not intended to confer upon any person other than the parties hereto any rights or remedies except that the agreements, covenants and representations and warranties of the parties hereto are intended to be for the benefit of, and shall be enforceable by, TriNet.

    Section 8.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE ADVISOR MERGER OR OTHER TRANSACTIONS CONTEMPLATED HEREBY ARE REQUIRED TO BE GOVERNED BY THE DGCL OR THE LAWS OF THE STATE OF DELAWARE.

    Section 8.7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    Section 8.8. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of New York or any New York State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

    Section 8.9. EXHIBITS; DISCLOSURE LETTERS. All Exhibits referred to herein and in the Advisor Disclosure Letter and the Starwood Disclosure Letter are intended to be and hereby are specifically made a part of this Agreement. All references herein to Articles, Sections, Exhibits and Disclosure Letters shall be deemed references to such parts of this Agreement, unless the context otherwise requires. Each exception to a representation or warranty of Starwood or the Advisor that is set forth in the applicable Starwood or Advisor Disclosure Letter is identified by reference to, or has been grouped under a heading referring to, a specific individual Section of this Agreement.

                                   ARTICLE IX

                              CERTAIN DEFINITIONS

    Section 9.1.  CERTAIN DEFINITIONS.  For purposes of this Agreement:

    An "ADVISOR SUBSIDIARY" means each Subsidiary of Advisor.

    An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

    "EMPLOYEE PLAN" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, equity (or equity-based) leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement (including any collective bargaining agreement), practice, policy or arrangement of any kind, whether written or oral, and whether or not subject to ERISA, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

    "KNOWLEDGE" where used herein with respect to Advisor or any Advisor Subsidiary shall mean the knowledge, after due inquiry, of the persons named in
Section 10 of the Advisor Disclosure Letter and where used with respect to Starwood shall mean the actual knowledge of the persons named in Section 10 of the Starwood Disclosure Letter.

    "LAW" means any statute, law, regulation or ordinance of any Government Entity applicable to Starwood or TriNet or any of their respective Subsidiaries.

    "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

    "STARWOOD SUBSIDIARY" means each Subsidiary of Starwood.

    "SUB-ADVISORY AGREEMENTS" means the Investment Sub-Advisory Agreement made as of April 1, 1999 by and between SFA and New York Financial Advisors and the Investment Sub-Advisory Agreement made as of April 1, 1999 by and between SFA and Starwood Capital Operations, L.L.C.

    "SUBSIDIARY" of any person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either directly or through or together with another Subsidiary of such person) owns 50% or more of the voting stock, value of or other equity interests (voting or non-voting) of such corporation, partnership, limited liability company, joint venture or other legal entity.

    IN WITNESS WHEREOF, Starwood, New Starwood Sub, Advisor, TriNet and the Stockholders have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                STARWOOD FINANCIAL TRUST

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                SA MERGER SUB, INC.

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                STW HOLDINGS I, INC.

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                STARWOOD CAPITAL GROUP, LLC

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                TRINET CORPORATE REALTY TRUST, INC. (solely in its capacity as an intended third party beneficiary of the designated representations, warranties and covenants in the Agreement)

                                By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                                STOCKHOLDERS

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------

                                ---------------------------------------------